Exhibit 25(b)

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) Box with X in it     ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382

(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

Harris Corporation
(Exact name of obligor as specified in its charter)

Delaware	34-0276860

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1025 West NASA Boulevard Melbourne, Florida (Address of principal executive offices)	32919 (Zip code)

Subordinated Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of September, 2003.

THE BANK OF NEW YORK

By:	/S/ VAN K. BROWN

Name: VAN K. BROWN

Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	In Thousands

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin	$4,257,371

Interest-bearing balances	6,048,782

Securities:

Held-to-maturity securities	373,479

Available-for-sale securities	18,918,169

Federal funds sold in domestic offices	6,689,000

Securities purchased under agreements to resell	5,293,789

Loans and lease financing receivables:

Loans and leases held for sale	616,186

Loans and leases, net of unearned income	38,342,282

LESS: Allowance for loan and lease losses	819,982

Loans and leases, net of unearned income and allowance	37,522,300

Trading Assets	5,741,193

Premises and fixed assets (including capitalized leases)	958,273

Other real estate owned	441

Investments in unconsolidated subsidiaries and associated companies	257,626

Customers’ liability to this bank on acceptances outstanding	159,995

Intangible assets

Goodwill	2,554,921

Other intangible assets	805,938

Other assets	6,285,971

Dollar Amounts
ASSETS	In Thousands

Total assets	$96,483,434

LIABILITIES

Deposits:

In domestic offices	$37,264,787

Noninterest-bearing	15,357,289

Interest-bearing	21,907,498

In foreign offices, Edge and Agreement subsidiaries, and IBFs	28,018,241

Noninterest-bearing	1,026,601

Interest-bearing	26,991,640

Federal funds purchased in domestic offices	739,736

Securities sold under agreements to repurchase	465,594

Trading liabilities	2,456,565

Other borrowed money:

(includes mortgage indebtedness and obligations under capitalized leases)	8,994,708

Bank’s liability on acceptances executed and outstanding	163,277

Subordinated notes and debentures	2,400,000

Other liabilities	7,446,726

Total liabilities	$87,949,634

Minority interest in consolidated subsidiaries	519,472

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0

Common stock	1,135,284

Surplus	2,056,273

Retained earnings	4,694,161

Accumulated other comprehensive income	128,610

Other equity capital components	0

Total equity capital	8,014,328

Total liabilities minority interest and equity capital	$96,483,434

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi

Gerald L. Hassell	Directors

Alan R. Griffith